UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2019

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2019, Comstock Mining Inc. (the “Company”) amended and restated its Mineral Exploration and Mining Lease Agreement with Tonogold Resources, Inc. (“Tonogold”).

The lease was amended to increase and accelerate the Tonogold’s spending requirements with respect to the leased properties to at least $20 million at the rate of $1 million per year, on a cumulative basis. During the first, five-year term, Tonogold must spend at least $5 million at a rate of at least $1 million per year, and must produce a third-party technical report by the end of the first five years. During the second, ten-year term, Tonogold must spend at least $10 million at a rate of $1 million per year, and must produce an economically viable mine plan, documented by a pre-feasibility technical report.  During the third, five-year term, Tonogold must spend at least $5 million at a rate  of $1 million per year on a cumulative basis, and must also publish a third-party feasibility report with a schedule for commencing production. Tonogold paid the Company an amendment fee of $100,000 upon signing this amendment.

The foregoing summary of the terms of the amended lease is not intended to be exhaustive and is qualified in its entirety by the terms of the Amended and Restated Mineral Exploration and Mining Lease Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01 Other Events.

On December 23, 2019, the Company supplemented the Membership Interest Purchase Agreement with Tonogold to accept $300,000 of additional convertible preferred Tonogold stock in lieu of the November loan payment. No Membership Interests will be delivered with respect to these shares until such time that the Company is able to sell the shares for cash without restriction. The Company also agreed to postpone the due date for the December loan payment until March 31, 2020. Tonogold agreed to allow Mercury Clean Up LLC (“MCU”) and its affiliates to take soil and tailings samples on properties it owns or controls, for the purpose of testing MCU’s proprietary mercury recovery technology.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1	Amended and Restated Mineral Exploration and Mining Lease Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: December 30, 2019	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman and Chief Executive Officer